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                         SIMULATION TECHNOLOGIES CORP.
                            1994 STOCK OPTION PLAN



1.  PURPOSE OF PLAN.  This Plan shall be known as the "Simulation
Technologies Corp. 1994 Stock Option Plan," and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Simulation Technologies Corp., a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options which do not qualify as Incentive Stock Options.

2. STOCK SUBJECT TO PLAN. Subject to the provisions of Section 12 hereof, the stock to be subject to options under the Plan shall be the Company's authorized common stock, no par value per share (the "Common Stock"). Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in
Section 15 hereof, the maximum number of shares on which options may be exercised under this Plan shall be two million five hundred thousand (2,500,000) shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.  ADMINISTRATION OF PLAN.

    (a) The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

    (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan:

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          (i) to determine the purchase price of the Common Stock covered by each option,

          (ii) to determine the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each,

          (iii) to determine the terms of exercise of each option,

          (iv) to accelerate the time at which all or any part of an option may be exercised,

          (v) to amend or modify the terms of any option with the consent of the optionee,

          (vi) to interpret the Plan,

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan,

          (viii) to determine the terms and provisions of each option agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and

          (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 13 herein to amend or terminate the Plan.

The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

    (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4. ELIGIBILITY. Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the


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Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options. In determining the persons to whom options shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted additional options under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5. PRICE. The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee.
 For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined in good faith by the Committee.

6. TERM. Each option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten

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(10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7.  EXERCISE OF OPTION.

    (a) The Committee shall have full and complete authority to determine whether an option will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option agreement.

   (b) The exercise of any option granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

   (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee,

          (i) by delivering certificates for shares of Common Stock already owned by the optionee having a fair market value as of the date of grant equal to the full purchase price of the shares, or

          ii) by delivering the optionee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or

          (iii) by a combination of cash, shares and the optionee's promissory note.
          The fair market value of tendered shares shall be determined as provided in Section 5 herein. The optionee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.


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8.  INCOME TAX WITHHOLDING AND TAX BONUSES.

    (a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee under the Plan, are withheld or collected from such optionee. In order to assist an optionee in paying all federal and state taxes to be withheld or collected upon exercise of an option which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee to satisfy such tax obligation by:

          (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option with a fair market value, determined in accordance with Section 5 herein, equal to such taxes, or

          (ii) delivering to the Company shares of Common Stock other than the shares issuable upon exercise of such option with a fair market value, determined in accordance with Section 5, equal to such taxes.

   (b) The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees to be paid upon their exercise of options granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

9. ADDITIONAL RESTRICTIONS. The Committee shall have full and complete authority to determine whether all or any part of the shares of Common Stock acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options.

10. TEN PERCENT SHAREHOLDER RULE. Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section


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424(d) of the Code) shares of Common Stock possessing more than ten percent
(10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the shares of Common Stock determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option agreement, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

12. DILUTION OR OTHER ADJUSTMENTS. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the Company's corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13. AMENDMENT OR DISCONTINUANCE OF PLAN. The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 12, no amendment of the Plan shall without shareholder approval:

    (a)  increase the maximum number of shares under the Plan as provided in
Section 2 herein,

    (b)  decrease the minimum price provided in Section 5 herein,

    (c)  extend the maximum term under Section 6, or

    (d)  modify the eligibility requirements for participation in the Plan.

The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.


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14. TIME OF GRANTING.  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option agreement), shall constitute the granting of an option hereunder.

15. EFFECTIVE DATE AND TERMINATION OF PLAN.

    (a) The Plan was approved by the Board of Directors onNovember 21, 1994, and shall be approved by the shareholders of the Company within twelve (12) months thereof.

    (b) Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate November 20, 2004. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

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                       INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT, made this __ day of _________, 199_, by and between Simulation Technologies Corp., a Minnesota corporation (the "Company"), and ___________________________________("Employee").

     WITNESSETH, THAT:

     WHEREAS, the Company pursuant to its 1994 Stock Option Plan wishes to grant this stock option to Employee.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Employee, on the date set forth above, the right and option (hereinafter called "the option") to purchase all or any part of an aggregate of _______ shares of the Company's Common Stock, no par value per share (the "Common Stock"), at the price of _______ (__) cents ($___) per share on the terms and conditions set forth herein. This option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.  DURATION AND EXERCISABILITY

         (a) This option shall in all events terminate ten (10) years after the date of grant. Subject to the terms and conditions set forth herein, this option may be exercised by Employee in cumulative installments as follows:


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                                             Cumulative percentage
                    On or after each of      of shares as to which
                    the following dates      option is exercisable
                    -------------------      ---------------------

                                                    25%
                    -------------------             ---

                                                    25%
                    -------------------             ---

                                                    25%
                    -------------------             ---

                                                    25%
                    -------------------             ---


        (b) During the lifetime of Employee, the option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

        (c) Employee understands that to the extent that the aggregate fair market value (determined at the time the option was granted) of the shares of Common Stock with respect to which all options that are incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Employee during any calendar year exceed $100,000, in accordance with
Section 422(d) of the Code, such options shall be treated as options that do not qualify as incentive stock options.

     3. EFFECT OF TERMINATION OF EMPLOYMENT.

        (a) If Employee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Employee's serious misconduct or Employee's death or disability (as such term is defined in Section 3(c) hereof), Employee shall have the right to exercise the option at any time within one (1) month after such termination of employment to the extent of the full number of shares Employee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

        (b) If Employee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Employee's serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company's funds, the option shall be terminated as of the date of the misconduct.

        (c) If Employee shall die while in the employ of the Company or a subsidiary, if any, or within one (1) month after termination of employment for any reason other than serious misconduct or if employment is terminated because Employee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Employee shall not have fully exercised the option, such option


                                    -9-
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may be exercised at any time within twelve (12) months after Employee's death or date of termination of employment for disability by Employee, personal representatives or administrators, or guardians of Employee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     4. MANNER OF EXERCISE.

        (a) The option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

        (b) Employee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company

            (i) by delivering to the Company for cancellation shares of Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares,

            (ii) by delivering to the Company the full option price in a combination of cash and Employee's full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or

            (iii) by delivering to the Company a combination of cash, Employee's promissory note and shares of Common Stock with an aggregate fair market value and a principal amount equal to the option price.

For these purposes, the fair market value of the Common Stock as of any date shall be as reasonably determined by the Company pursuant to the Plan.


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     5. MISCELLANEOUS.

       (a) This option is issued pursuant to the Company's 1994 Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

       (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Employee upon exercise of this option.

       (c) The exercise of all or any parts of this option shall only be effective at such time that the sale of the shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

       (d) If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the Company's corporate structure, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding option.

       (e) The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

       (f) If Employee shall dispose of any of the shares of Common Stock acquired by Employee pursuant to the exercise of the option within two (2) years from the date this option was granted or within one (1) year after the transfer of any such shares to Employee upon exercise of this option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure:


                                       -11-
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            (i) notice to the Company of any disposition of the shares of
        Common Stock within the time periods described above and

            (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.



SIMULATION TECHNOLOGIES CORP.


By:    ___________________________
Name:  Richard Davenport
Its:   President


"EMPLOYEE"

______________________________


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